UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2014
Date of Report
(Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Default under Series B Articles Supplementary

On December 1, 2014, American Spectrum Realty, Inc., a Maryland corporation (the “Company”) failed to make a mandatory dividend payment  in the aggregate amount of $66,904 to the holders (the “Series B Holders”) of the Company’s 8% Cumulative Preferred Stock, Series B (“Series B Preferred Stock”), as required by the Company’s Amended and Restated Articles Supplementary, Series B (the “Series B Articles Supplementary”) and has not subsequently made any further monthly mandatory dividend payments.   The failure to make the mandatory dividend payment was not cured within 30 days of December 1, 2014 and has not been cured, which constitutes an “Event of Default” under the Series B Articles Supplementary.  Additionally, on December 1, 2014, the Company failed to make a redemption payment in the aggregate amount of $3,010,686  to the Series B Holders, as required by the Series B Articles Supplementary, which remains uncured and will constitute an “Event of Default” if not cured within 90 days of December 1, 2014.  The Company failed to make the mandatory dividend payments and redemption payments due to a lack of funds.

As a result of the Event of Default, the distribution rate on the Series B Preferred Stock increased from 8.0% per annum to 15.0% per annum and remains at such rate until the Event of Default is cured and the Series B Holders have the right, during the pendency of the Event of Default, to require the Company to redeem all (but not less than all) of the outstanding shares of Series B Preferred Stock.  In January 2015, the Company received a redemption notice from the Series B Holders.

As of February 1, 2015 the following amounts are required to redeem the Series B Preferred:

Series B Preferred Liquidation Value	$20,071,241
Cumulative Deferred Dividends	1,158,150
Dividends in Arrears	133,808
Increased Dividends due to Default	418,151
February 1, 2015 Dividend Due	200,712
Total Redemption Obligation	$21,982,062

Additionally, because the dividend payments and mandatory redemption payments, are in arrears by more than sixty (60) days, the Series B Holders (voting together as a single class) are entitled to vote for the election of a number of directors of the Company constituting a majority of the Board of Directors (the “Series B Directors”) and the entire Board of Directors, as applicable, will be increased by the number of the Series B Directors.  The Series B Holders can effect such vote at a special meeting by requesting the Company to set a record date and call special meeting.  At any such annual or special meeting, the Series B Holders, by plurality vote, voting together as a single class will be entitled to elect a number of directors constituting a majority of the Board of Directors on the basis of one vote per share of Series B Preferred Stock.  On January 30, 2015, the Company received a notice from the Series B Holders requesting the Company, pursuant to the terms of the Series B Articles Supplementary, to call a special meeting.

Default under the Series C Articles Supplementary

Under the terms of the Company’s Articles Supplementary, Series C (the “Series C Articles Supplementary”), if the Company fails to make any payments required by that certain Contribution Agreement dated as of December 2013 between the Company, Asset Managers, Inc., American Spectrum Realty Operating Partnership, L.P., American Spectrum Dunham Properties, LLC and the initial holders of Series B, as amended by the Settlement Agreement and Mutual Release dated June 3, 2014 (the “Contribution Agreement”), an Event of Default will be  deemed to have occurred.  The Contribution Agreement provides that, among other requirements, payments shall be due in accordance with the terms of the Series B Articles Supplementary.

As a result of the Event of Default, the distribution rate on the Series C Preferred Stock increased from 8.0% per annum to 15.0% per annum and remains at such rate until the Event of Default is cured and the Series C Holders have the right to require the Company to redeem (all but not less than all) the Series C Preferred Stock upon notice of redemption of the Series B Preferred Stock.

The Company could cure the Event of Default under the Series B Articles Supplementary and Series C Articles Supplementary by making the following dividend and redemption payments to Series B Holders:

December 1, 2014 Redemption Payment	$3,010,686
Dividends in Arrears	133,808
Increased Dividends due to Default	418,151
February 1, 2015 Dividend Due	200,712
Total Amount Required to Cure	$3,763,357

The occurrence of the Event of Default is related to the Company’s lack of funds needed to pay the maturing obligations as they come due.  Although there can be no assurances, the Company’s management is currently contesting the Event of Default and the calling of a special meeting and working to address these issues through negotiations with the Series B Holders.  Additionally, the Company continues to work on the sale of its portfolio of properties to raise additional funds to meet these and other maturing obligations. At this time, management is uncertain as to the outcome of its negotiations and cannot predict the ultimate proceeds for any asset sales or the timing of such sales with any certainty.

Forward-Looking Statements

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words "expect," "project," "may," "will," "should," "could," "would," "intend," "plan," "propose," "anticipate," "estimate," "believe," "continue," "predict," "potential," or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:	/s/ William J. Carden
William J. Carden
Chairman of the Board, President
and Chief Executive Officer

Date:	February 12, 2015